                                                                   Exhibit 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Registration Statement No. 333-35395.


ARTHUR ANDERSEN LLP




Miami, Florida,
 October 20, 1997.